Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Xfone, Inc.
960 High Road
London, N12 9RY
UK

Gentlemen:

We consent to the inclusion of our Independent Auditor's Report dated March 31, 2004, with respect to the financial statements of Xfone, Inc. and subsidiary for the year ended December 31, 2003, in the filing of its Form SB-2/A, Amendment No. 2, for Xfone, Inc.

Yours truly,


CHAIFETS & SCHRIEBER, P.C.

Port Washington, New York
June 3, 2004